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                                                                    EXHIBIT 23.8

                                January 6, 1997

Belden Associates
Ms. Deanne Termini
President
3102 Oak Lawn Avenue, Suite 500
Dallas, TX 95219

RE: The Providence Journal Company

Dear Ms. Termini:

     As you may know, The Providence Journal Company (the "Company") has filed a Joint Proxy Statement/Prospectus with the Securities and Exchange Commission (the "Joint Proxy Statement/Prospectus") in connection with its merger with A H Finance Company, a wholly owned subsidiary of A. H. Belo Corporation. In connection with this process, we need to obtain your consent to the reference to Belden Associates and the use in the Joint Proxy Statement/Prospectus which is part of a Registration Statement on Form S-4 (the "Registration Statement") of a study published by you.

     As we are on a tight time schedule, we would appreciate receiving your signed consent as soon as possible.

                                            Very truly yours,

                                            THE PROVIDENCE JOURNAL COMPANY

                                            By:      /s/ JOHN L. HAMMOND
                                              ----------------------------------
                                              John L. Hammond
                                              Vice President-General Counsel and
                                              Chief Administrative Officer

     We hereby consent in the reference to Belden Associations and to the use of information published by us, with respect to the above-referenced Registration Statement and related Joint Proxy Statement/Prospectus.

BELDEN ASSOCIATES

By:     /s/ DEANNE L. TERMINI
    --------------------------------
Title: President
Date: January 6, 1997